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                         AMENDMENT DATED MARCH 6, 2017

                                    TO THE

           PARTICIPATION AGREEMENT DATED MAY 1, 1998, AS PREVIOUSLY
                                    AMENDED

Amendment to the Participation Agreement (the "Agreement") by and among MetLife Insurance Company USA (the "Company"), on behalf of itself and certain of its segregated asset accounts, Delaware VIP Trust, Delaware Management Company and Delaware Distributors, L.P.

WHEREAS, on March 6, 2017, the Company changed its name to Brighthouse Life Insurance Company;

WHEREAS, the parties desire to amend the Agreement to update the separate accounts listed in Schedule A and to further modify the Agreement as provided herein;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions set forth herein, and for other good and valuable consideration, the parties agree to amend the Agreement as follows:

1. The name of the Company in the Agreement is hereby changed to Brighthouse Life Insurance Company;

2. ARTICLE IX. Of the Agreement entitled "Notices" is hereby amended as follows:

                          "If to the Company:

                          Brighthouse Life Insurance Company
                          One Financial Center, 21st Floor
                          Boston, MA 02111
                          Attn: The Law Group

3. Schedule A to the Agreement is hereby deleted in its entirety and replaced with Schedule A attached hereto.

4. Schedule D of the Agreement is hereby deleted in its entirety and any references to Schedule D in the Agreement are hereby deleted.

5. All other provisions of the Agreement shall remain in full force and effect.

                           [Signature Page Follows]

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IN WITNESS WHEREOF, each of the parties has caused this Amendment to the
Agreement to be executed in its name and on its behalf by and through its duly authorized officer signing below.

DELAWARE VIP TRUST                    BRIGHTHOUSE LIFE INSURANCE COMPANY

  /s/ Susan Natalini                    /s/ Gregory E. Illson
------------------------------        ------------------------------------------
By: Susan Natalini                    By: Gregory E. Illson
Title: Senior Vice President          Title: Vice President

DELAWARE MANAGEMENT COMPANY

  /s/ Susan Natalini
------------------------------        ------------------------------------------
By: Susan Natalini
Title: Senior Vice President

DELAWARE DISTRIBUTORS, L.P.

  /s/ Brett Wright
------------------------------
By: Brett Wright
Title: President

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                                  SCHEDULE A

                               SEPARATE ACCOUNTS

Brighthouse Separate Account Eleven for Variable Annuities

Brighthouse Fund UL III for Variable Life Insurance

Brighthouse Separate Account CPPVL2 (unregistered)

                                      3

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